Exhibit 99.1

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 760-931-5500

email: investors@dothill.com

Dot Hill Reports First Quarter 2009 Results:

First Quarter 2009 Gross Margins Improve and Operating Expenses Decline

CARLSBAD, Calif. — May 7, 2009 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced GAAP financial results for the first quarter of 2009. The company ended the first quarter of 2009 with net revenue of $53.9 million, as compared to $52.8 million for the first quarter of 2008 and $72.4 million for the fourth quarter of 2008. Included in the first quarter of 2008 net revenue was a reduction in revenue of $2.3 million associated with a warrant issued to Hewlett-Packard. Gross margin for the first quarter of 2009 was 17.2 percent, compared to 7.9 percent in the first quarter of 2008 and 13.9 percent in the fourth quarter of 2008. Gross margin for the first quarter of 2008 was negatively impacted by the $2.3 million revenue reduction associated with the warrant issued to Hewlett-Packard.

Operating expense for the first quarter of 2009 was $12.6 million, as compared to $10.9 million in the first quarter of 2008 and $18.9 million in the fourth quarter of 2008. Included in the first quarter of 2009 operating expenses was $0.7 million in share-based compensation expense, $0.1 million in restructuring expenses and $0.1 million in foreign currency losses. Included in first quarter 2008 operating expenses was a $3.8 million legal settlement benefit, $0.7 million in share-based compensation expense, $0.3 million in severance expenses and a foreign currency gain of $0.3 million. Fourth quarter 2008 operating expenses included an impairment charge of $5.4 million against long-lived assets and intangibles, $0.7 million in share-based compensation expense, $0.8 million in restructuring expenses and $0.4 million in foreign currency gains.

Net loss for the first quarter of 2009 was $3.3 million, or $0.07 cents per fully diluted share, as compared to $6.1 million, or $0.13 per fully diluted share in the first quarter of 2008 and $8.6 million, or $0.19 per fully diluted share in the fourth quarter of 2008.

On a non-GAAP basis, for the first quarter of 2009, Dot Hill posted net revenue of $53.9 million, which compares to non-GAAP net revenue of $55.1 million for the first quarter of 2008 and $72.4 million for the fourth quarter of 2008. For the first quarter of 2009, non-GAAP net revenue was below the guidance range of $56 to $63 million that the company provided on February 26, 2009, but was within the preliminary net revenue range provided by the company on April 14, 2009. The slight decline in year-over-year revenue was due to the economic downturn along with declines in revenues from Sun that were partially offset by increases in revenues from Hewlett-Packard. The sequential decline in revenues is largely attributed to the economic downturn and seasonal trends.

Included in first quarter 2008 non-GAAP revenue is $2.3 million associated with a warrant issued to Hewlett-Packard, which for GAAP purposes is accounted for as a reduction to revenue.

Non-GAAP gross margin was 17.4 percent for the first quarter of 2009, as compared to 12.0 percent for the first quarter of 2008 and 14.0 percent for the fourth quarter of 2008. The year-over-year and sequential improvement in gross margin percentage was due primarily to the progress made in reducing product costs during the quarter. In addition, the company stated that certain of its telecommunications and government customers exceeded forecasts in the first quarter of 2009 at higher than average margins. Included in fourth quarter 2008 gross margin is an accrued payment of $1.3 million from one of the company’s customers as a partial offset to price reductions the company had given them.

Total non-GAAP operating expenses for the first quarter of 2009 were $11.7 million, as compared to $14.2 million for the first quarter of 2008 and $12.5 million for the fourth quarter of 2008. The sequential decrease in operating expenses was due in part to a reduction of approximately $450,000 in depreciation and amortization resulting from the impairment of some of the company’s long-lived assets and intangibles in the fourth quarter of 2008. In addition, in the first quarter of 2009, the company started to benefit from the impact of the cost-reduction measures that it took during the fourth quarter of 2008, which included headcount reductions as well as reductions in discretionary expenses.

Non-GAAP net loss for the first quarter of 2009 was $2.3 million, or $0.05 per fully diluted share as compared to a first quarter 2008 net loss of $7.0 million, or $0.15 per fully diluted share and fourth quarter 2008 net loss of $2.1 million, or $0.05 per fully diluted share. The net loss for the first quarter of 2009 was better than the $0.06 to $0.11 net loss per fully diluted share guidance range that the company provided on February 26, 2009 and at the favorable end of the preliminary range the company provided on April 14, 2009.

The company exited the first quarter of 2009 with cash and cash equivalents of $54.3 million and a $0.8 million note payable associated with the purchase of intellectual property assets from Ciprico. This compares to a December 31, 2008 cash and cash equivalents balance of $56.9 million and the Ciprico-related note payable of $0.9 million.

“Overall, we had a solid quarter and managed areas within our control with good discipline,” said Hanif Jamal, Dot Hill’s senior vice president and chief financial officer. “Our product cost reduction initiatives, operating expense controls and management of our cash have been well executed and resulted in a third consecutive quarter of non-GAAP gross margin improvements, a fourth consecutive quarter of non-GAAP operating expense reductions and a total cash burn of just $2.2 million over the past two quarters, combined.”

The company will not provide second quarter 2009 guidance, citing its inability to rely on forecasts from its OEM customers due to the uncertain macroeconomic conditions.

“I am pleased with the achievements of our team as we executed well across the business during the first quarter of 2009,” said Dana Kammersgard, Dot Hill’s president and chief executive officer. “Our engineering and operations team achieved product cost reductions that were two to three times higher than historical norms. We won our first piece of business for RAIDCore with a Tier-1 server OEM and we were also first to market to launch and ship products based on a 2U, 24-drive RAID array that supports 2.5 inch hard disk drives and solid state disks.”

The company also stated that it is still finalizing its first quarter 2009 financial results and is currently evaluating levels of raw materials in its supply chain. At the present time the company does not expect any changes to these financial results before it files its Form 10-Q with the Securities and Exchange Commission.

Dot Hill’s first quarter 2009 financial results conference call is scheduled to take place on May 7, 2009 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 888-690-2879 (U.S.) or 913-312-6679 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available on the Dot Hill web site following the conference call. For a telephone replay, dial 888-203-1112 (U.S.) or 719-457-0820 (International) and enter passcode 8421688.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring costs, long-lived asset impairment charges, foreign currency gains or losses, the effects of legal settlements and the issuance of a warrant to a customer, and are not in accordance with U.S. generally accepted accounting principles (GAAP). The company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company’s expected financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Carlsbad, Calif., Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; unforeseen technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-K most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2008	2009
NET REVENUE	$52,826	$53,889
COST OF GOODS SOLD	48,660	44,629

GROSS PROFIT	4,166	9,260

OPERATING EXPENSES:
Sales and marketing	4,272	2,566
Research and development	7,424	7,151
General and administrative	3,043	2,769
Restructuring charge	—	85
Legal settlement	(3,836)	—

Total operating expenses	10,903	12,571

OPERATING LOSS	(6,737)	(3,311)

OTHER INCOME:
Interest income, net	708	72
Other income (expense), net	79	(20)

Total other income, net	787	52

LOSS BEFORE INCOME TAXES	(5,950)	(3,259)
INCOME TAX EXPENSE	160	33

NET LOSS	$(6,110)	$(3,292)

NET LOSS PER SHARE:
Basic and diluted	$(0.13)	$(0.07)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET LOSS PER SHARE:
Basic and diluted	45,956	46,722

COMPREHENSIVE LOSS:
Net loss	$(6,110)	$(3,292)
Foreign currency translation (gain) loss	(231)	126

Comprehensive loss	$(6,341)	$(3,166)

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31, 2008	March 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$56,850	$54,299
Accounts receivable, net of allowance of $287 and $415	41,035	33,288
Inventories	14,127	12,772
Prepaid expenses and other	4,796	4,036

Total current assets	116,808	104,395
Property and equipment, net	2,410	2,396
Intangible assets, net	4,164	3,880
Other assets	515	274

Total assets	$123,897	$110,945

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$31,050	$20,814
Accrued compensation	3,217	3,368
Accrued expenses	5,212	4,905
Deferred revenue	1,121	2,205
Restructuring accrual	681	537
Short term note payable	249	252
Income taxes payable	17	75

Total current liabilities	41,547	32,156
Long term note payable	607	543
Other long-term liabilities	5,091	3,741

Total liabilities	47,245	36,440

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2008 and March 31, 2009	—	—
Common stock, $.001 par value, 100,000 shares authorized, 46,308 and 48,380 shares issued and outstanding at December 31, 2008 and March 31, 2009, respectively	46	47
Additional paid-in capital	300,555	301,573
Accumulated other comprehensive loss	(3,474)	(3,348)
Accumulated deficit	(220,475)	(223,767)

Total stockholders’ equity	76,652	74,505

Total liabilities and stockholders’ equity	$123,897	$110,945

DOT HILL SYSTEMS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended March 31,
	2008	2009
Cash Flows From Operating Activities:
Net loss	$(6,110)	$(3,292)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,465	712
Gain on disposal of property and equipment	(5)	—
(Reduction) provision in bad debt reserve	(171)	128
Share-based compensation expense	665	742
Issuance of warrant to customer	2,282	—
Changes in operating assets and liabilities:
Accounts receivable	(4,032)	7,573
Inventories	(5,390)	1,350
Prepaid expenses and other assets	(626)	990
Accounts payable	6,987	(9,954)
Accrued compensation and other expenses	(121)	145
Deferred revenue	(151)	(300)
Income taxes payable	126	59
Restructuring accrual	—	(142)
Other long-term liabilities	(363)	(245)

Net cash used in operating activities	(5,444)	(2,234)

Cash Flows From Investing Activities:
Purchases of property and equipment	(268)	(482)

Net cash used in investing activities	(268)	(482)

Cash Flows From Financing Activities:
Principal payment of note payable	—	(61)
Proceeds from exercise of stock options and warrants	198	—
Proceeds from sale of stock to employees	465	277

Net cash provided by financing activities	663	216

Effect of Exchange Rate Changes on Cash	97	(51)

Net Decrease in Cash and Cash Equivalents	(4,952)	(2,551)
Cash and Cash Equivalents, beginning of period	82,358	56,850

Cash and Cash Equivalents, end of period	$77,406	$54,299

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—

Cash paid for income taxes	$35	$20

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Construction-in-progress costs incurred but not paid	$142	$101

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES

(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2008	2009
Net loss	$(6,110)	$(3,292)
Effect of currency (gain) loss	(294)	140
Effect of share-based compensation	665	742
Effect of issuance of warrant to customer	2,282	—
Effect of legal settlement	(3,836)	—
Effect of restructuring charge	—	85
Effect of severance costs	322	4

Net loss as adjusted	$(6,971)	$(2,321)

Net loss per share:
Basic and diluted	$(0.15)	$(0.05)

Weighted average shares used to calculate net loss per share:
Basic and diluted	45,956	46,722

Net revenue	$52,826	$53,889
Effect of issuance of warrant to customer	2,282	—

Net revenue as adjusted	$55,108	$53,889

Gross profit	$4,166	$9,260
Effect of issuance of warrant to customer	2,282	—
Effect of share-based compensation	96	93
Effect of severance costs	50	—

Gross profit as adjusted	$6,594	$9,353

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION TABLE OF NON-GAAP MEASURES: EBITDA

(In Thousands)

	Three Months Ended March 31,
	2008	2009
Net loss	$(6,971)	$(2,321)
Interest expense	—	20
Income taxes	160	33
Depreciation	1,058	428
Amortization	407	284

EBITDA	$(5,346)	$(1,556)